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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of report: September 1, 2005
                        (Date of earliest event reported)



                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


            Maryland                        1-11314              71-0720518
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                              Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.01. -- Completion of Acquisition or Disposition of Assets

On September 7, 2005, LTC Properties, Inc. announced that on September 1st it had funded a total of $32.6 million in three separate transactions consisting of two loans totaling $5.6 million and a purchase/master lease of $27.0 million. The master lease covers three skilled nursing properties with 465 licensed beds in New Mexico, formerly owned by Four Seasons Nursing Centers, Inc. The initial term of the master lease is 15 years, it has an initial rate of 10.5% with fixed annual increases of 2.5% and is to an operator with strong market presence in the state with whom LTC has an existing leasing relationship A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Such information shall not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


Item 9.01. -- Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits.

99.1     Press Release issued September 7, 2005.



                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    LTC PROPERTIES, INC.



Dated:  September 7, 2005           By:  /s/  WENDY L. SIMPSON
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                                         Wendy L. Simpson
                                         Vice Chairman, Chief Financial Officer
                                           and Treasurer